Pieris Pharmaceuticals Announces Changes to Senior Management Team BOSTON, MA, September 3, 2019 - Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical- stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory diseases, cancer and other indications, today announced the appointment of Hitto Kaufmann, Ph.D. as Senior Vice President and Chief Scientific Officer and the departure of Allan Reine, M.D., Senior Vice President and Chief Financial Officer. Dr. Kaufmann will be responsible for the Company’s drug discovery, protein engineering and biomanufacturing activities, while overseeing alliance management and serving as site head for its German R&D facility. He is a biopharma leader with over 20 years of experience in research, development and manufacturing with a track record in development of about 100 biological therapeutic entities. Prior to joining Pieris, Dr. Kaufmann spent five years at Sanofi, where he held several executive positions in Industrial Affairs and R&D. During his time there, he led efforts to build a strong cross-divisional end-to-end technology platform for Sanofi Biologics that included several strategic deals. He also went on to head Global Biopharmaceutics Development, managing over 700 employees across three sites tasked with drug substance and drug product technical development, analytics, clinical supply and release. Finally, he oversaw key strategic projects on digitalization and data sciences, as well as the integration of the Ablynx platform into the Sanofi network. Before his tenure at Sanofi, Dr. Kaufmann spent more than a decade at Boehringer Ingelheim, most recently in the Biopharmaceuticals division as Vice President, Process Science. He began his career as a Research Scientist at the Walter and Eliza Hall Institute in Melbourne. Dr. Kaufmann received his Ph.D. in Natural Science, focusing on cell culture technology, at the Swiss Federal Institute of Technology in Zurich and a Master of Science degree in biotechnology from the Technical University of Braunschweig and the Scripps Research Institute. He currently serves as Vice Chairman of the European Society of Animal Cell Technology and has authored over 25 peer reviewed publications. “I am pleased to welcome Dr. Kaufmann to Pieris,” said Stephen S. Yoder, President and Chief Executive Officer of Pieris. “His broad spectrum of experience with innovative large molecule discovery, development and manufacturing, in addition to his proven ability to manage large international teams, make him the ideal fit for the position. I am confident that he will bring enormous value to the company as we continue to expand our platform capabilities and our pipeline of Anticalin proteins.” “I am very excited to join the team,” said Dr. Kaufmann. “The company has a nimble mindset, an attractive pipeline and partnerships, and I look forward to leveraging my past pharmaceutical industry experience to advance the pipeline and platform, alike.” Additionally, Dr. Reine will be stepping down from the Company later this month to pursue another business opportunity. Dr. Reine will continue to advise the Company until the end of the year, at which time Pieris intends to initiate a search to identify a new Chief Financial Officer. Upon Dr. Reine’s resignation, Tom Bures, Pieris’ Vice President of Finance, who has over 20 years of finance and accounting experience, will serve as the Company’s Treasurer and Principal Financial and Accounting Officer.

“We are grateful to Allan for all of his contributions to Pieris,” said Mr. Yoder. “He has been an invaluable resource to the company throughout his time here and has helped us build a strong foundation for continued growth. We wish him the best in his new endeavor.” “I am proud of what we have accomplished in the last two years and honored to have been a part of that progress,” said Dr. Reine. “Pieris’ leadership position with its Anticalin platform has resulted in a broad pipeline and top-notch partnerships, which offer potential for significant value creation as the programs evolve. I will continue supporting the team in the coming months to ensure a smooth transition.” In connection with the hiring of Dr. Kaufmann, the Company's board of directors authorized the grant to Dr. Kaufmann of a non-qualified stock option to purchase up to 300,000 shares of the Company's common stock, effective as of August 30, 2019. The option grant is an inducement material to Dr. Kaufmann’s entering into employment with the Company in accordance with Nasdaq listing Rule 5635(c)(4). The option will have an exercise price equal to $4.65, the fair market value of the Company's common stock on the date of grant, and will vest as to 25% of the shares on the first anniversary of Dr. Kaufmann’s employment and as to an additional 6.25% of the shares per quarter thereafter, provided that he continues to provide service to the Company on the applicable vesting date. The option has a ten-year term and is subject to the terms and conditions of a stock option agreement. About Pieris Pharmaceuticals: Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein- based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases, immuno-oncology multi-specifics tailored for the tumor microenvironment, and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statement: This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward- looking statements include, among other things, the expected timing of the reporting by the Company of key clinical data from its lead programs, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic and the expected timing for reporting data or making IND filings related to our programs, and partnering prospects for any such programs. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Company's Quarterly Reports on Form 10-Q. Investor Relations Contact: Pieris Pharmaceuticals, Inc. Maria Kelman Director of Investor Relations +1 857 362 9635 kelman@pieris.com